Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-231780, 333-213329, 333-170305, 333-137276, 333-137275 and 333-04869) of Tupperware Brands Corporation of our report dated March 12, 2020 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Certified Public Accountants
Orlando, Florida
March 12, 2020